Exhibit 99.1

For Immediate Release	Contacts:	Richard W. Pehlke
Hudson Highland Group
212-351-7285
rich.pehlke@hhgroup.com

Thomas Smith
Ogilvy Public Relations Worldwide
212-880-5269
thomas.smith@ogilvypr.com

Hudson Highland Group Reports

2005 Third Quarter and Nine Month Results

NEW YORK, NY – October 25, 2005 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced financial results for the third quarter and nine months ended September 30, 2005.

2005 Third Quarter Highlights

•	Revenue of $356.6 million, an increase of 13.2 percent from $315.0 million for the third quarter of 2004

•	Gross margin of $135.2 million, or 37.9 percent of revenue, an increase of 16.1 percent from $116.4 million, or 37.0 percent of revenue, for the third quarter of 2004

•	EBITDA of $8.7 million, up from a loss of $2.4 million for the third quarter of 2004

•	Net income of $2.3 million, or $0.10 per basic share and $0.09 per diluted share, compared to a net loss of $6.9 million, or $0.34 per basic and diluted share for the third quarter of 2004

•	Completed acquisition of Balance Ervaring op Projectbasis B.V. (Balance), a leading professional contract staffing firm in the Netherlands in August

“Our strategy is paying off,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “Our results to date have positioned the company for a strong 2005 overall and demonstrate continuing progress toward our long term profitability goals. Despite historically weak third quarter industry trends, every operating unit delivered improved profitability on a year-over-year basis.”

“We achieved stronger operating leverage and better EBITDA margins than expected during the third quarter and are raising our guidance for the year accordingly,” said Richard W. Pehlke, Hudson Highland Group’s executive vice president and chief financial officer.

Guidance

Given the current economic environment, the company expects EBITDA as a percent of revenue to be at least 2 percent in 2005 and believes that an assumption of 12 to 15 percent revenue growth for 2005 remains reasonable. Considering the strong year-to-date results and the impact of the Balance acquisition, the company now expects 2005 full-year EBITDA to range from $30 to $34 million. This is based on expectations of constant currency revenue and gross margin growth of 30 to 35 percent in Hudson North America, 10 to 15 percent in Hudson Europe, and 0 to 5 percent in Hudson Asia Pacific and Highland Partners.

Given the current economic environment, the company continues to expect EBITDA as a percent of revenue to be 3.5 to 4 percent in 2006, and believes revenue growth assumptions above 10 percent would be unreasonable.

2005 Nine Month Results

For the first nine months of 2005, Hudson Highland Group reported revenue of $1.074 billion, up 17.8 percent from $912.3 million for the same nine-month period last year. Net income was $2.5 million, or $0.12 per basic share and $0.11 per diluted share, compared with a net loss of $25.4 million, or $1.33 per basic and diluted share, for the same nine-month period last year.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call tomorrow Wednesday, October 26, 2005 at 9:00 AM EDT to discuss this announcement. Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 1462858 at 8:50 AM EDT. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 1462858. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and human capital solution providers. We help our clients achieve greater organizational performance by attracting, selecting, engaging and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth and fund working capital associated therewith; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; the company’s ability to successfully operate as an independent company and the level of costs associated therewith; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue	$356,604	$315,029	$1,074,307	$912,264
Direct costs	221,436	198,615	669,765	570,970

Gross margin	135,168	116,414	404,542	341,294

Selling, general and administrative expenses	126,661	115,797	381,974	346,211
Depreciation and amortization	4,217	4,368	13,701	14,362
Business reorganization expenses (recoveries)	(149)	3,314	143	3,450
Merger and integration recoveries	—	(317)	(35)	(354)

Operating income (loss)	4,439	(6,748)	8,759	(22,375)

Other income (expense):
Other income (expense), net	380	128	376	(1,759)
Interest income (expense), net	(331)	203	(1,253)	(53)

Income (loss) before provision for income taxes	4,488	(6,417)	7,882	(24,187)
Provision for income taxes	2,193	530	5,359	1,251

Net income (loss)	$2,295	$(6,947)	$2,523	$(25,438)

Basic and diluted income (loss) per share:
Basic income (loss)	$.10	$(.34)	$.12	$(1.33)
Diluted income (loss)	$.09	$(.34)	$.11	$(1.33)

Weighted average shares outstanding:
Basic	23,875,000	20,306,000	21,686,000	19,146,000
Diluted	25,540,000	20,306,000	22,951,000	19,146,000

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,698	$21,064
Accounts receivable, net	241,127	197,582
Other current assets	15,977	14,187

Total current assets	290,802	232,833

Property and equipment, net	32,644	36,360
Intangibles, net	31,200	6,104
Other assets	5,233	6,081

	$359,879	$281,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,595	$27,023
Accrued expenses and other current liabilities	146,685	140,903
Short-term borrowings and current portion of long-term debt	25,784	4,066
Accrued business reorganization expenses	5,079	8,930
Accrued merger and integration expenses	1,487	1,872

Total current liabilities	215,630	182,794

Accrued business reorganization expenses, non-current	4,439	6,832
Accrued merger and integration expenses, non-current	2,121	3,329
Other non-current liabilities	4,396	2,648
Long-term debt, less current portion	1,134	2,041

Total liabilities	227,720	197,644

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued: 24,210,911 and 20,612,966 shares, respectively	24	21
Additional paid-in capital	403,549	353,825
Accumulated deficit	(309,052)	(311,576)
Accumulated other comprehensive income - translation adjustments	37,868	41,694
Treasury stock, 15,798 shares	(230)	(230)

Total stockholders’ equity	132,159	83,734

	$359,879	$281,378

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended September 30, 2005	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$109,090	$117,285	$114,410	$471	$341,256
Highland	11,132	3,271	945	—	15,348

	$120,222	$120,556	$115,355	$471	$356,604

Gross Margin
Hudson	$28,694	$49,561	$42,093	$309	$120,657
Highland	10,327	3,206	978	—	14,511

	$39,021	$52,767	$43,071	$309	$135,168

Adjusted EBITDA (1)
Hudson	$5,079	$3,537	$8,730	$(948)	$16,398
Highland	1,032	160	215	—	1,407
Corporate	—	—	—	(9,298)	(9,298)

	$6,111	$3,697	$8,945	$(10,246)	$8,507

EBITDA (1)
Hudson	$5,080	$3,537	$8,730	$(948)	$16,399
Highland	1,180	160	215	—	1,555
Corporate	—	—	—	(9,298)	(9,298)

	$6,260	$3,697	$8,945	$(10,246)	$8,656

For the Three Months Ended September 30, 2004	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$83,013	$114,957	$102,175	$683	$300,828
Highland	11,181	1,318	1,702	—	14,201

	$94,194	$116,275	$103,877	$683	$315,029

Gross Margin
Hudson	$22,658	$43,129	$36,501	$643	$102,931
Highland	10,664	1,253	1,566	—	13,483

	$33,322	$44,382	$38,067	$643	$116,414

Adjusted EBITDA (1)
Hudson	$3,014	$(318)	$7,227	$(1,328)	$8,595
Highland	1,293	(890)	81	—	484
Corporate	—	—	—	(8,462)	(8,462)

	$4,307	$(1,208)	$7,308	$(9,790)	$617

EBITDA (1)
Hudson	$1,995	$(268)	$7,807	$(1,328)	$8,206
Highland	(1,316)	(890)	82	—	(2,124)
Corporate	—	—	—	(8,462)	(8,462)

	$679	$(1,158)	$7,889	$(9,790)	$(2,380)

(1)	See the Reconciliation of Adjusted EBITDA to Operating Income (Loss) for a description of note (1).

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Nine Months Ended September 30, 2005	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$327,815	$364,341	$334,236	$1,662	$1,028,054
Highland	34,820	8,426	3,007	—	46,253

	$362,635	$372,767	$337,243	$1,662	$1,074,307

Gross Margin
Hudson	$82,970	$154,522	$122,057	$1,182	$360,731
Highland	32,635	8,233	2,943	—	43,811

	$115,605	$162,755	$125,000	$1,182	$404,542

Adjusted EBITDA (1)
Hudson	$12,957	$12,567	$25,658	$(3,340)	$47,842
Highland	2,978	179	(723)	—	2,434
Corporate	—	—	—	(27,708)	(27,708)

	$15,935	$12,746	$24,935	$(31,048)	$22,568

EBITDA (1)
Hudson	$12,483	$12,646	$25,658	$(3,340)	$47,447
Highland	3,272	179	(730)	—	2,721
Corporate	—	—	—	(27,708)	(27,708)

	$15,755	$12,825	$24,928	$(31,048)	$22,460

For the Nine Months Ended September 30, 2004	Americas	Europe	Asia Pac	Corporate & Other	Total
Revenue
Hudson	$235,243	$327,233	$302,805	$1,263	$866,544
Highland	32,948	5,463	7,309	—	45,720

	$268,191	$332,696	$310,114	$1,263	$912,264

Gross Margin
Hudson	$59,899	$132,382	$104,841	$1,166	$298,288
Highland	31,109	5,177	6,720	—	43,006

	$91,008	$137,559	$111,561	$1,166	$341,294

Adjusted EBITDA (1)
Hudson	$6,054	$(458)	$15,967	$(4,453)	$17,110
Highland	2,101	(1,115)	946	—	1,932
Corporate	—	—	—	(23,959)	(23,959)

	$8,155	$(1,573)	$16,913	$(28,412)	$(4,917)

EBITDA (1)
Hudson	$5,105	$(408)	$16,329	$(4,453)	$16,573
Highland	(293)	(1,281)	947	—	(627)
Corporate	—	—	—	(23,959)	(23,959)

	$4,812	$(1,689)	$17,276	$(28,412)	$(8,013)

(1)	See the Reconciliation of Adjusted EBITDA to Operating Income (Loss) for a description of note (1).

HUDSON HIGHLAND GROUP, INC.

RECONCILIATION OF ADJUSTED EBITDA TO OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Hudson
Adjusted EBITDA (1)	$16,398	$8,595	$47,842	$17,110
Business reorganization (expenses) recoveries	1	(706)	(430)	(891)
Merger and integration recoveries	—	317	35	354

EBITDA (1)	16,399	8,206	47,447	16,573
Depreciation and amortization	(3,744)	(3,860)	(12,264)	(11,192)

Operating income	$12,655	$4,346	$35,183	$5,381

Highland
Adjusted EBITDA (1)	$1,407	$484	$2,434	$1,932
Business reorganization (expenses) recoveries	148	(2,608)	287	(2,559)

EBITDA (1)	1,555	(2,124)	2,721	(627)
Depreciation and amortization	(327)	(473)	(1,023)	(1,305)

Operating income (loss)	$1,228	$(2,597)	$1,698	$(1,932)

Corporate
Adjusted EBITDA and EBITDA (1)	$(9,298)	$(8,462)	$(27,708)	$(23,959)
Depreciation and amortization	(146)	(35)	(414)	(1,865)

Corporate expenses	$(9,444)	$(8,497)	$(28,122)	$(25,824)

Hudson Highland Group consolidated
Adjusted EBITDA (1)	$8,507	$617	$22,568	$(4,917)
Business reorganization (expenses) recoveries	149	(3,314)	(143)	(3,450)
Merger and integration recoveries	—	317	35	354

EBITDA (1)	8,656	(2,380)	22,460	(8,013)
Depreciation and amortization	(4,217)	(4,368)	(13,701)	(14,362)

Operating income (loss)	$4,439	$(6,748)	$8,759	$(22,375)

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.